UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 2004
                                                          ---------------

                        NEW YORK COMMUNITY BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                    0-31565                06-1377322
-------------------------------   ---------------    ---------------------------
(State or other jurisdiction of     Commission           (I.R.S. Employer
 incorporation or organization)     File Number          Identification No.)




                  615 Merrick Avenue, Westbury, New York 11590
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 683-4100
                                                           --------------

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange
     Act (17 CFR 240.13e-4(c))


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                           CURRENT REPORT ON FORM 8-K
                           --------------------------


ITEM 7.01      Regulation FD Disclosure
               ------------------------

               New York Community Bank (the "Bank"), the primary subsidiary of New York Community Bancorp, Inc., has successfully structured a financing package for Co-op City, a residential community with 15,372 units and approximately 50,000 residents in the Bronx.

               On September 30, 2004, an initial loan of $300.0 million was made to Riverbay Corporation - Co-op City, including $250.0 million to be allocated toward refinancing the underlying mortgage, funding reserves, and related closing expenses. The remaining $50.0 million is to be held in reserve by the Bank for scheduled repairs and maintenance, thus enhancing the term yield as the funds are advanced.

               An additional $180.0 million in funding will be advanced over the next 42 months for the purpose of making capital improvements to the complex, at a floating rate equal to 150 basis points over prime. Funds will be disbursed as certain stages of construction are completed, as certified by a consulting engineer engaged by the Bank.

               The short-term construction loan advances will be added periodically to the initial $300.0 million multi-family credit, which features a term of 20 years and a five-year adjustable rate of interest ranging from a floor of 5.20% for the first five years of the loan to a floor of 6.70% in years 11 through 20.

               The loan-to-value ratio on the initial $300.0 million loan is a conservative 24.9%. When the loan is fully funded and all planned improvements have been completed, the credit will total $480.0 million and the loan-to-value ratio is expected to be 33.2%.

               Built in the late 1960s and early 1970s, Co-op City is the largest residential complex created under Mitchell-Lama, an affordable housing program for middle-income residents of New York State. Once the planned improvments to the infrastructure have been completed, there is the potential for the unit holders to realize a substantial increase in value, should the Cooperative decide to transition out of the Mitchell-Lama program.

                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


    October 1, 2004                        NEW YORK COMMUNITY BANCORP, INC.
---------------------------
        Date
                                           /s/ Joseph R. Ficalora
                                           -------------------------------------
                                           Joseph R. Ficalora
                                           President and Chief Executive Officer